EXHIBIT 99.2

This Statement on Form 3 is filed by: (i) Hunt Equity Opportunities, LLC, (ii) HEO Finance, LLC, (iii) Hunt ELP, Ltd. (iv) HB GP, LLC, (v) Hunt Company, LLC, (vi) Hunt Companies, Inc. and (vii) Woody L. Hunt.

Name of Designated Filer: Hunt Equity Opportunities, LLC

Date of Event Requiring Statement: January 30, 2026

Issuer Name and Ticker or Trading Symbol: KELLY SERVICES INC [KELYB]

Hunt Equity Opportunities, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HEO FINANCE, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT ELP, LTD.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HB GP, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANY, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANIES, INC.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

/s/ Paul Donnelly, as Attorney-in-Fact of Woody L. Hunt
Woody L. Hunt
By:	Paul Donnelly, Attorney-in-Fact